AGREEMENT FOR JOINT FILING

TA/Advent VIII L.P., Advent Atlantic and Pacific III L.P., TA Executives Fund LLC and TA Investors LLC, hereby agree that TA Associates shall file with the Securities and Exchange Commission a joint schedule 13G on behalf of the above-named parties concerning their beneficial ownership of Fargo Electronics.

Dated:

TA/ADVENT VIII L.P.
By:  TA Associates VIII LLC, its General Partner
By:  TA Associates, Inc. its Manager

By:
        Thomas P. Alber, Chief Financial Officer

ADVENT ATLANTIC & PACIFIC III L.P.
By:  TA Associates AAP III Partners L.P., its General Partner
By:  TA Associates, Inc. its General Partner

By:
        Thomas P. Alber, Chief Financial Officer

TA EXECUTIVES FUND LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer

TA INVESTORS LLC
By:  TA Associates, Inc., its Manager

By:
        Thomas P. Alber, Chief Financial Officer